Exhibit 3.147

CERTIFICATE OF INCORPORATION

OF

CHRISTIANIA INFORMATION SYSTEMS, INC.

1. The name of the corporation is:

CHRISTIANIA INFORMATION SYSTEMS. INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may he organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1.000) all of such shares shall be without par value.

5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

6. The name and mailing address of the incorporator is:

L. M. Custis

Corporation Trust Center 1209 Orange Street

Wilmington, Delaware 19801

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, here-by declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of November, 1984.

/s/ L. M. Custis
L. M. Custis

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF CHRISTIANIA INFORMATION SYSTEMS, INC. UNDER SECTION 241 OF THE DELAWARE CORPORATION LAW

(1) The name of this corporation is and henceforth shall be Christiania Information Systems, Inc.

(2) Its certificate of incorporation was filed with the Secretary of State on the 26th day of November 1984.

(3) The amendment to be effected hereby is to paragraph four. Said paragraph is hereby amended to read in its entirety as follows:

“4 The total number of shares of stock which the corporation shall have authority to issue is Ten Thousand (10,000) all of such shares shall be without par value.”

(4) The undersigned, as the sole director of the corporation, successor to the sole director appointed by the sole incorporator of the corporation, certifies that (i) the corporation has not received any payment for stock and (ii) this Certificate of Amendment adopted in accordance with the provisions of Section 241 of the Delaware Corporation Law.

Dated; January 15, 1985

/s/ Christian Fotland
Christian Fotland
Sole Director

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CHRISTIANIA INFORMATION SYSTEMS, INC.

(Pursuant to Section 242 of the General

Corporation Law of the State of Delaware)

Christiania Information Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of Christiania Information Systems, Inc. by the unanimous written consent of its members filed with the Minutes of the Board, declared resolutions proposing amendments to Christiania Information Systems, Inc.’s Certificate of Incorporation to be advisable and in the best interest of Christiania Information Systems, Inc. and duly approved and adopted such amendments with directions that said amendments be submitted to the sole stockholder of Christiania Information Systems, Inc. for its consideration and action.

SECOND: That thereafter the sole stockholder of Christiania Information Systems, Inc. considered, approved and adopted said amendments.

THIRD: Said amendments amend the Certificate of Incorporation of Christiania Information Systems, Inc. by striking out Articles 1 and 4 thereof in their entirety and substituting in lieu thereof the following:

“1. The name of the corporation is: Insurance Software and Systems, Inc.”

“4. The total number of shares of stock which the corporation shall have authority to issue is Twelve Thousand (12,000} without par value.”

and by adding an Article 7 thereto, as follows:

“7. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payment of an improper dividend, or for an improper repurchase or redemption of the stock of the corporation in violation of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.”

FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 of The General Corporation Law of the State of Delaware.

FIFTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective as of the close of business on June 24, 1987.

IN WITNESS WHEREOF, Christiania Information Systems, Inc. has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by its President and attested by its Secretary this 22nd day of June, 1987.

CHRISTIANIA INFORMATION SYSTEMS, INC.

By:	/s/ Roger Boon
Roger Boon
President

ATTEST:

By:	/s/ Donald A. Emelgh, Jr.
Donald A. Emelgh, Jr.
Secretary

INSURANCE SOFTWARE AND SYSTEMS, INC.

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

Insurance Software and Systems, Inc., a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”), does hereby certify that:

The amendment to the Corporation’s Certificate of Incorporation set forth in the following resolution approved by the Corporation’s Board of Directors and stockholders was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law:

WHEREAS, the Board of Directors has recommended that the Certificate of Incorporation of the Corporation be amended by striking Article 4 in its entirety and substituting a new Article 4 (“Proposed Amendment”) as set forth in Exhibit A attached hereto and incorporated herein.

RESOLVED, that the form, terms, and provisions of the Proposed Amendment, a copy of which is attached hereto as Exhibit A and made a part hereof, are in all respects approved, and the Proposed Amendment is hereby adopted.

IN WITNESS WHEREOF, Insurance Software and Systems, Inc. Us caused this Certificate to be signed and attested by its duly authorized officers, this 23rd day of March 1990.

INSURANCE SOFTWARE AND SYSTEMS, INC.

By:	/s/ Robert H. Baxter
Robert H. Baxter, President

Attest:

/s/ Robert L. Parke
Robert L. Parke, Secretary

Exhibit A

INSURANCE SOFTWARE AND SYSTEMS, INC.

4: Authorized Shares

Section 1. Number of Shares

The total number of shares which the Corporation is to have authority to issue is fourteen thousand eight hundred forty-one (14,841).

A.	The number of authorized shares which the Corporation designates as having par value is two thousand eight hundred forty-one (2,841) with a par value of One Thousand Dollars ($1,000).

B.	The number of authorized shares which the Corporation designates as without par value is twelve thousand (12,000).

Section 2. Terms of Shares

4.20 Classes

The authorized shares of the Corporation shall be of two classes of which Twelve Thousand (12,000) shares without par value shall be designated as common stock (“Common- Shares”) and two thousand eight hundred forty-one (2,841) shares shall be designated as preferred shares (“Preferred Shares”).

4.21 Preferences, Limitations and Relative Rights

4.221 Common Shares

All Common Shares shall have the same rights and privileges. Common shareholders shall have no preemptive rights.

4.212 Preferred Shares

The Board of Directors is expressly authorized at any time, and from time to time, to determine by resolution the designations, preferences, limitations and relative rights, including voting rights, of each class or series of Preferred Shares and to issue any such Preferred Shares upon compliance with the applicable provisions of law. Before the issuance of any shares of each class or series of Preferred Shares, the Board of Directors shall file a Certificate of Designations with the Secretary of State, which shall be effective without shareholder action.

4.213 Dividends

Dividends or distributions may be declared and paid upon outstanding Preferred Shares and Common Shares at the discretion of the Board of Directors from time to time, to the extent permitted by law; provided, that no such distribution shall be made to the holder of any class of shares unless the preferential dividends shall have been paid on the Preferred Shares entitled to preferential dividends. Accruals of dividends shall not bear interest. Dividends payable in the shares of any kind or class of shares may be paid to the holders of shares of that or any other kind or class of shares.

4.214 -Issuance of and Consideration for Shares

Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, The judgment of the directors as to the adequacy of any property or services received in full or partial payment for shares shall be conclusive. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefor are fully paid and non-assessable,

4.215 Facsimile Signatures

Facsimile signatures may be used in lieu of the manual signature of an officer or director of the Corporation, provided, however, that facsimile signatures on share certificates may be used only as provided in the By-Laws of the Corporation. In case any officer or director who has signed or whose facsimile signature has been placed upon any share certificate or other document issued by this Corporation shall have ceased to be such an officer or director before such certificate or other document is used, such certification or other document may be issued by the Corporation with the same effect as if such person were an officer at the date of its issue.

4.216 Voting Rights

4.2161 Common Shares

At every Shareholders’ meeting, every holder of the Common Shares of the Corporation shall have the right to one vote for each Common Share standing in the shareholder’s name on the hooks of the Corporation as of the specified record date.

4.2162 Preferred Shares

At every Shareholders’ meeting, every holder of Preferred Shares of the Corporation shall have the right to cast the number of votes, if any, which the Board of Directors shall have determined in accordance with Section 4.212 of this Article 4.

Section 3. Meetings of Shareholders

530 Place of Meetings

Meetings of the shareholders of the Corporation shall be held at such place within or without the State of Delaware as may be specified in the respective notices or waivers of notice thereof or as specified in the By-Laws.

531 No Greater Requirements

Nothing in these Articles shall be deemed to require any greater portion of the shares to concur in any action taken by the shareholders than is required by law.

INSURANCE SOFTWARE AND SYSTEMS, INC.

CERTIFICATE OF DESIGNATIONS

Certificate of Designations, Voting Powers, Preferences and Rights of Series A

of the Preferred Stock of Insurance Software and Systems, Inc.

Insurance Software and Systems, Inc., a Delaware corporation (the “Corporation”), pursuant to Section 151(g) of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

That the following Resolution was duly adopted by unanimous consent of the Corporation’s Board of Directors, as of December 31, 1989:

RESOLVED, that pursuant to the authority conferred upon the Board of Directors by Article 4 Section 4.212 of the Articles of Incorporation, the Board of Directors hereby creates and authorizes the issuance of a series of preferred shares designated as Series A Preferred Shares having the following preferences, limitations, and relative voting and other rights:

Number, Par Value. Series A Preferred Shares shall consist of two thousand three hundred forty-one (2,341) shares having a par value of One Thousand Dollars ($1,000) each.

Preferential Noncumulative Dividend. The holders of Series A Preferred Shares shall be entitled to receive, from the assets and funds of the Corporation lawfully available for distributions to its Shareholders, a noncumulative dividend at the rate of 8 percent per annum on the par value ‘of each Series A Preferred Share, before any dividend shall be set apart or paid on the Common Shares for such year and the remainder of the funds available for distributions to shareholders shall be distributed as dividends among the holders of the Common Shares, as and when the Board of Directors determines. If less than the full preferential dividend is paid to the holders of Series A Preferred Shares in any fiscal year, the unpaid amount shall lapse and shall not cumulate aid add to the preferential dividends in any subsequent year, whether or not the earnings of the Corporation were sufficient to cover the preferential dividend in the year in which it was not fully paid.

Preference Upon Liquidation: In case of liquidation, dissolution, or distribution of assets of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Shares shall be paid the par value ($1,000 per share) of their respective Series A Preferred Shares before any amount shall be payable to the holders of any junior Preferred Shares or the Common Shares; and after the payment of the par value to the holders of the Series A Preferred Shares, the balance of the assets and funds of the Corporation shall be distributed wholly among the holders of any junior Preferred Shares and the Common Shares. The merger of the Corporation at any time, or from time to time, with any other corporation or corporations, whether the Corporation is the merging or surviving corporation, shall not be construed as a dissolution, liquidation, or winding up of the Corporation.

No Preemptive Rights. The holders of Series A Preferred Shares shall have no preemptive or preferential right of subscription to any shares of any class of the Corporation, whether now or hereafter authorized.

No Voting Rights; Exception. The holders of Series A Preferred Shares shall not be entitled to notice of or to vote (a) for merger or consolidation, (b) for voluntary dissolution, (c) for change of name, or (d) for the election of directors, or in any other matter subject to shareholder approval, except when some provision of law expressly confers a right to vote, regardless of any provision to the contrary in the Corporation’s Certificate of Incorporation.

Redemption by Corporation. This Corporation, at the option of the Board of Directors, may redeem the whole or from time to time may redeem any part of the Series A Preferred Shares by paying to each holder in cash or by check the aggregate par value ($1,000 per share) plus an =aunt equal to the aggregate declared and unpaid dividends on the holder’s Series A Preferred Shares called for redemption (the “Redemption Amount”) as of the date fixed by the Board of Directors for redemption (the “Redemption Date”).

Procedure for Redemption by Corporation. At least 21 days prior to the Redemption Date, the Corporation shall give notice by mail, postage prepaid, to the holders of record of the Series A Preferred Shares to be redeemed, the notice to be addressed to each Series A Preferred Shareholder at the address shown by the records of this Corporation. On or after the Redemption Date stated in the notice, each holder of Series A Preferred Shares called for redemption shall surrender the certificate evidencing the shares to the Corporation at the place designated in the notice and shall then be entitled to receive payment of the Redemption Amount. (If less than all the shares represented by any surrendered certificate are redeemed, the Corporation at its expense shall issue a new certificate representing the unredeemed shares.) If the notice of redemption shall have been duly given, and if on the Redemption Date funds necessary for the redemption shall be available, then notwithstanding that the certificates evidencing any Series A Preferred Shares called for redemption shall not have been surrendered, the dividends with respect to the shares called for redemption shall cease to accrue after the Redemption Date and all rights with respect to the shares so called for redemption shall cease after the Redemption Date, except only the right of the holders to receive the Redemption Amount without interest upon surrender of the certificates.

Redemption by Holder. Each holder of Series A Preferred Shares shall be entitled, at any time or from time to time, to require the Corporation to redeem the whole or any part of the Series A Preferred Shares by paying to the holder in cash or by check the aggregate par value ($1,000 per share) plus an amount equal to the aggregate declared and unpaid dividends on the holder’s Series A Preferred Shares to be redeemed (the “Redemption Amount”) as of the date fixed by the holder for redemption (the “Redemption Date”). If the holder follows the Procedure For Redemption by Holder, the Corporation shall redeem the holder’s shares on the Redemption Date unless the redemption is prohibited by law.

Procedure for Redemption by Holder. At least 30 days prior to the Redemption Date, the holder shall give written notice, in person or by mail, postage prepaid, to the Corporation at its principal office. The written notice shall state the number of shares to be redeemed and the Redemption Date. With the written notice, the holder shall tender the certificate(s) evidencing the shares to be redeemed. (If less than all the shares represented by any tendered certificate are to be redeemed, the Corporation at its expense shall issue a new certificate representing the unredeemed shares.) If the holder’s notice shall have been duly given and if on or before the Redemption Date the Redemption Amount shall have been paid to the holder, the dividends upon the redeemed shares shall cease to accrue as of the Redemption Date and all rights with respect to the redeemed shares shall cease as of the Redemption Date,

Limitation. Except as herein provided, the Series A Preferred Shares shall not be entitled to participate in the earnings or the assets of the Corporation.

IN WITNESS WHEREOF, Insurance Software and Systems, Inc. has caused this Certificate of Designations to be signed by its duly authorized officers this 23rd day of March, 1990.

Insurance Software and Systems, Inc.

By:	/s/ Robert H. Baxter
Robert H. Baxter, President

ATTEST:

/s/ Robert L. Parke
Robert L. Parke, Secretary

INSURANCE SOFTWARE AND SYSTEMS, INC.

CERTIFICATE OF DESIGNATIONS

Certificate of Designations, Voting Powers, Preferences and Rights of Series B

of the Preferred Stock of Insurance Software and Systems, Inc.

Insurance Software and Systems, Inc., a Delaware corporation (the “Corporation”), pursuant to Section 151(g) of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

That the following Resolution was duly adopted by unanimous consent of the Corporation’s Board of Directors, as of December 31, 1989:

RESOLVED, that pursuant to the authority conferred upon the Board of Directors by Article 4 Section 4.212 of the Articles of Incorporation, the Board of Directors hereby creates and authorizes the issuance of a series of preferred shares designated as Series B Preferred Shares having the following preferences, limitations, and relative voting and other rights:

Number, Par Value. Series B Preferred Shares shall consist of five hundred (500) shares having a par value of One Thousand Dollars ($1,000) each.

Preferential Noncumulative Dividend. The holders of Series B Preferred Shares shall be entitled to receive, from the assets and funds of the Corporation lawfully available for distributions to its Shareholders, a noncumulative dividend at the rate of 8 percent per annum on the par value of each Series B Preferred Share, before any dividend shall be set apart or paid on the Common Shares for such year and the remainder of the funds available for distributions to shareholders shall be distributed as dividends among the holders of the Common Shares, as and when the Board of Directors determines. If less than the full preferential dividend is paid to the holders of Series B Preferred Shares in any fiscal year, the unpaid amount shall lapse and shall not cumulate and add to the preferential dividends in any subsequent year, whether or not the earnings of the Corporation were sufficient to cover the preferential dividend in the year in which it was not fully paid.

Preference Upon Liquidation. In case of liquidation, dissolution, or distribution of assets of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Shares shall be paid the par value ($1,000 per share) of their respective Series B Preferred Shares before any amount shall be payable to the holders of any junior Preferred Shares or the Common Shares; and after the payment of the par value to the holders of the Series B Preferred Shares, the balance of the assets and funds of the Corporation shall be distributed wholly among the holders of any junior Preferred Shares and the Common Shares. The merger of the Corporation at any time, or from time to time, with any other corporation or corporations, whether the Corporation is the merging or surviving corporation, shall not be construed as a dissolution, liquidation, or winding up of the Corporation.

No Preemptive Rights. The holders of Series B Preferred Shares shall have no preemptive or preferential right of subscription to any shares of any class of the Corporation, whether now or hereafter authorized.

No Voting Rights; Exception. The holders of Series B Preferred Shares shall not be entitled to notice of or to vote (a) for merger or consolidation, (b) for voluntary dissolution, (c) for change of name, or (d) for the election of directors, or in any other matter subject to shareholder approval, except when some provision of law expressly confers a right to vote, regardless of any provision to the contrary in the Corporation’s Certificate of Incorporation.

Redemption by Corporation. This Corporation, at the option of the Board of Directors, may redeem the whole or from time to time may redeem any pan of the Series B Preferred Shares by paying to each holder in cash or by check the aggregate par value ($1,000 per share) plus an amount equal to the aggregate declared and unpaid dividends on the holder’s Series B Preferred Shares called for redemption (the “Redemption Amount”) as of the date fixed by the Board of Directors for redemption (the “Redemption Date”).

Procedure for Redemption by Corporation. At least 21 days prior to the Redemption Date, the Corporation shall give notice by mail, postage prepaid, to the holders of record of the Series B Preferred Shares to be redeemed, the notice to be addressed to each Series B Preferred Shareholder at the address shown by the records of this Corporation. On or after the Redemption Date stated in the notice, each holder of Series B Preferred Shares called for redemption shall surrender the certificate evidencing the shares to the Corporation at the place designated in the notice and shall then be entitled to receive payment of the Redemption Amount. (If less than all the shares represented by any surrendered certificate are redeemed, the Corporation at its expense shall issue a new certificate representing the unredeemed shares.) If the notice of redemption shall have been duly given, and if on the Redemption Date funds necessary for the redemption shall be available, then notwithstanding that the certificates evidencing any Series B Preferred Shares called for redemption shall not have been surrendered, the dividends with respect to the shares called for redemption shall cease to accrue after the Redemption Date and all rights with respect to the shares so called for redemption shall cease after the Redemption Date, except only the right of the holders to receive the Redemption Amount without interest upon surrender of the certificates.

Redemption by Holder. Each holder of Series B Preferred Shares shall be entitled, at any time or from time to time, to require the Corporation to redeem the whole or any part of the Series B Preferred Shares by paying to the holder in cash or by check the aggregate par value ($1,000 per share) plus an amount equal to the aggregate declared and unpaid dividends on the holder’s Series B Preferred Shares to be redeemed (the “Redemption Amount”) as of the date fixed by the holder for redemption (the “Redemption Date”). If the holder follows the Procedure For Redemption by Holder, the Corporation shall redeem the holder’s shares on the Redemption Date unless the redemption is prohibited by law.

Procedure for Redemption by Holder. At least 30 days prior to the Redemption Date, the holder shall give written notice, in person or by mail, postage prepaid, to the Corporation at its principal office. The written notice shall state the number of shares to be redeemed and the Redemption Date. With the written notice, the holder shall tender the certificate(s) evidencing the shares to be redeemed. (If less than all the shares represented by any tendered certificate are to be redeemed, the Corporation at its expense shall issue a new certificate representing the unredeemed shares.) I:f the holder’s notice shall have been duly given and if on or before the Redemption Date the Redemption Amount shall have been paid to the holder, the dividends upon the redeemed shares shall cease to accrue as of the Redemption Date and all rights with respect to the redeemed shares shall cease as of the Redemption Date.

Limitation. Except as herein provided, the Series B Preferred Shares shall not be entitled to participate in the earnings or the assets of the Corporation.

IN WITNESS WHEREOF, Insurance Software and Systems, Inc. has caused this Certificate of Designations to be signed by its duly authorized officers this 23rd day of March, 1990.

Insurance Software and Systems, Inc.

By:	/s/ Robert H. Baxter
Robert H. Baxter, President

ATTEST:

/s/ Robert L. Parke
Robert L. Parke, Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

INSURANCE SOFTWARE AND SYSTEMS, INC.

Pursuant to Sections 242 of the Delaware Corporation Law of the State of Delaware, the undersigned, Ding the Assistant Secretary of Insurance Software and Systems, Inc., a Delaware corporation (the “Corporation”) does hereby certify the following:

FIRST: The name of the Corporation is Insurance Software and Systems, Inc,

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 24, 1984.

THIRD: The Certificate of Incorporation of the Corporation is hereby amended to effect a change in Article I thereof, relating to the name of the Corporation, accordingly Article 1 of the Certificate of Incorporation shall be amended to read in its entirety as follows:

ARTICLE I

“The name of the Corporation is ISS Re Systems, Inc.”

FOURTH: The amendment to the Certificate of Incorporation of the Corporation effected hereby was approved by the Board of Directors of the Corporation, and by written consent of the sole stockholder of the Corporation.

IN WITNESS WHEREOF, the undersigned affirms as the foregoing under penalties of penury, and has executed this Certificate this 1st day of April, 1998.

Insurance Software and Systems, Inc.

By:	/s/ Richard M. DeWaele
Name:	Richard M. DeWaele
Title:	Sr. Vice President and Secretary

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION OF

ISS RE SYSTEMS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is ISS Re Systems, Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article 1 and by substituting in lieu thereof the following new Article 1:

“The name of the corporation is Sherwood International Inc.”

3. The amendment of the certificate of incorporation of the corporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on January 31, 2000

/s/ Michael Dropkin
Michael Dropkin, President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

SHERWOOD INTERNATIONAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:That the Board of Directors of said corporation, by the unanimous written consent of the entire board of directors filed with the minutes of the Board, have adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Sherwood International, Inc. be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

Article 1. The name of the corporation shall be: SunGard Sherwood Systems (US) Inc.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: This Certificate of Amendment shall be effective on October 31, 2003 at 11:59 PM EST.

IN WITNESS WHEREOF, said Sherwood International, Inc. has caused this certificate to be signed by Michael J. Ruane, its Assistant Vice President, this 30th day of October, 2003.

SHERWOOD INTERNATIONAL, INC.

/S/ Sara G. Armstrong
Sara G. Armstrong, Asst. Vice President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

SUNGARD SHERWOOD SYSTEMS (US) INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the name of the Corporation shall be changed from SUNGARD SHERWOOD SYSTEMS (US) INC. to SUNGARD iWORKS P&C (US) INC. by the filing, with the appropriate offices, of an amendment to the Certificate of Incorporation of SUNGARD SHERWOOD SYSTEMS (US) INC. changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“First: The name of the corporation is: SunGard iWORKS P&C (US) Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on December 29, 2006 at 11:59 PM.

IN WITNESS WHEREOF, the said SunGard SHERWOOD SYSTEMS (US) Inc. has caused this certificate to be signed by M. Michael Zuckerman, its Assistant Vice President this 19th of December, 2006.

SUNGARD SHERWOOD SYSTEMS (US) INC.

By:	/s/ M. Michael Zuckerman
M. Michael Zuckerman, Assistant Vice President